UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

Alight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street 50th Floor, Suite 5000
Chicago, IL	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (224) 737-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On December 15, 2025, Jeremy J. Heaton, Chief Financial Officer of Alight, Inc. (“Alight” or the “Company”), tendered his resignation to the Company to pursue another opportunity outside the benefits administration space, effective as of January 9, 2026 (the “Effective Date”).

Mr. Heaton will continue to serve as the Company’s Chief Financial Officer and assist with the transition of his responsibilities through the Effective Date. Mr. Heaton’s decision to resign was not the result of any disagreement with the Company, the Company’s management or any member of the Company’s Board of Directors, or on any matter relating to the Company’s operations, policies, practices, or financial reporting.

Appointment of Interim Chief Financial Officer

On December 17, 2025, the Company appointed Mr. Greg Giometti as Interim Chief Financial Officer (“Interim CFO”) of the Company, effective as of the Effective Date, to hold the position of Interim CFO until his successor is appointed. Mr. Giometti, 37, has been with the Company since August, 2020 in positions of increasing responsibility within the Company’s finance organization. He is currently serving as Senior Vice President, Head of Financial Planning and Analysis, and he will continue to serve in this role during the interim period. Prior to his current role, he served the Company as Vice President, Financial Planning and Analysis and Director, Financial Planning and Analysis, Business Intelligence and Transformation. Prior to Alight, he served in various financial capacities with Walgreens Boots Alliance, Paper Source, and Bank of Montreal (NYSE: BMO).

There are no arrangements or understandings between Mr. Giometti and any other person pursuant to which he was appointed as the Company’s Interim CFO. Mr. Giometti does not have any family relationship with any director or other executive officer of the Company, and there are no transactions in which Mr. Giometti has an interest requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 7.01	Regulation FD Disclosure.

On December 18, 2025, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 hereto, announcing the matters described in Item 5.02 above.

The information in this Item 7.01, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Alight, Inc. dated December 18, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date: December 18, 2025	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary